EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of ANGI Homeservices Inc. dated July 16, 2019, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:  July 16, 2019
LUXOR CAPITAL PARTNERS, LP
By: LCG Holdings, LLC, as General Partner
By: /s/ Norris Nissim
           Norris Nissim,
           General Counsel
LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
By: LCG Holdings, LLC, as General Partner
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel
LUXOR CAPITAL PARTNERS OFFSHORE, LTD.
By: Luxor Capital Group, LP, as investment manager
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel
LUGARD ROAD CAPITAL MASTER FUND, LP
By: Lugard Road Capital GP, LLC, as General Partner
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel

LUXOR WAVEFRONT, LP
By: LCG Holdings, LLC, as General Partner

By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel

LUXOR CAPITAL GROUP, LP

By: Luxor Management, LLC, as General Partner

By: /s/ Norris Nissim
      Norris Nissim,
     General Counsel
LCG HOLDINGS, LLC
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel
LUGARD ROAD CAPITAL GP, LLC
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel
LUXOR MANAGEMENT, LLC
By: /s/ Norris Nissim
      Norris Nissim,
      General Counsel
/s/ Norris Nissim
NORRIS NISSIM, as Agent for Jonathan Green
/s/ Norris Nissim
NORRIS NISSIM, as Agent for Christian Leone